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                                                                   EXHIBIT 23-A

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   We consent to the incorporation by reference in the Registration Statement of U S WEST, Inc. (the "Company") on Form S-3 of our reports, which include an explanatory paragraph regarding the Company's discontinuance of accounting for the operations of U S WEST Communications, Inc. in accordance with Statement of Accounting Standards No. 71, "Accounting for the Effects of Certain Types of Regulation", in 1993, and a change in the method of accounting for postretirement benefits other than pensions and other postemployment benefits in 1992, dated January 20, 1994, except for the last paragraph in Note 8, for which the date is February 23, 1994, on our audits of the consolidated financial statements and the consolidated financial statement schedules of U S WEST, Inc., as of December 31, 1993 and 1992, and for the three years ended December 31, 1993, 1992 and 1991. We also consent to the reference to our firm under the caption "Experts."



COOPERS & LYBRAND L.L.P.

Denver, Colorado
March 1, 1995